TRANSFER AGENCY AND SERVICE AGREEMENT

THIS AGREEMENT is made as of the 17th day of April, 2026, by and between each Trust (hereinafter each a “Trust”, and collectively the “Trusts” as applicable) listed on Appendix A hereto with respect to the series listed on Appendix A hereto (each, a “Fund”, and collectively the “Funds”) (as such Appendix may be amended from time to time) and THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the “Bank”).

WHEREAS, the Trust will ordinarily issue for purchase and redeem shares of a Fund (the “Shares) only in aggregations of Shares known as “Creation Units” (each a “Creation Unit”) principally in kind;

WHEREAS, The Depository Trust Company, a limited purpose trust company organized under the laws of the State of New York (“DTC”), or its nominee (Cede & Co.), will be the registered owner (the “Shareholder”) of all Shares; and

WHEREAS, the Trust, on behalf of each Fund, desires to appoint the Bank as its transfer agent, dividend disbursing agent, and agent in connection with certain other activities, and the Bank desires to accept such appointment;

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1. Terms of Appointment; Duties of the Bank

1.1 Subject to the terms and conditions set forth in this Agreement, the Trust, on behalf of each Fund, hereby employs and appoints the Bank to act as, and the Bank agrees to act as, its transfer agent for the authorized and issued Shares, and as each Fund’s dividend disbursing agent.

1.2 Pursuant to such appointment, the Bank agrees that it will perform the following services:

(a) In accordance with the terms and conditions of this Agreement and Participant Agreements prepared by the Trust’s distributor (“Distributor”), a form of which is attached hereto as Exhibit A, the Bank shall:

(i)  Perform and facilitate the performance of purchases and redemptions of Creation Units;

(ii)  Prepare and transmit by means of DTC’s book-entry system payments for dividends and distributions on or with respect to the Shares declared by the Trust on behalf of the applicable Fund;

(iii)  Maintain the record of the name and address of the Shareholder and the number of Shares issued by each Fund and held by the Shareholder;

(iv)  Record the issuance of Shares of the applicable Fund and maintain a record of the total number of Shares of each Fund which are outstanding, and, based upon data provided to it by the Trust, the total number of authorized Shares. The Bank shall have no obligation, when recording the issuance of Shares, to monitor the issuance of such Shares or to take cognizance of any laws relating to the issue or sale of such Shares, which functions shall be the sole responsibility of the Trust.

(v)  Prepare and transmit to the Trust and the Trust’s administrator and to any applicable securities exchange (as specified to the Bank by the Trust or its administrator) information with respect to purchases and redemptions of Shares;

(vi)   On days that the Trust may accept orders for purchases or redemptions, calculate and transmit to the Distributor and the Trust’s administrator the number of outstanding Shares;

(vii)  On days that the Trust may accept orders for purchases or redemptions (pursuant to the Participant Agreement), transmit to the Bank, the Trust and DTC the amount of Shares purchased on such day;

(viii)    Confirm to DTC the number of Shares issued to the Shareholder, as DTC may reasonably request;

(ix)  Prepare and deliver other reports, information and documents to DTC as DTC may reasonably request;

(x)   Extend the voting rights to the Shareholder for extension by DTC to DTC participants and the beneficial owners of Shares in accordance with policies and procedures of DTC for book-entry only securities;

(xi)  Distribute or maintain, as directed by the Trust, amounts related to purchases and redemptions of Creation Units, dividends and distributions, variation margin on derivative securities and collateral;

(xii)   Send to the National Securities Clearance Corporation on the evening of each trade day a portfolio composition file for each Fund displaying the individual securities and the weightings that make up the each Fund’s basket for the following trade day;

(xiii)   Maintain those books and records of the Trust specified by the Trust in Schedule A attached hereto;

(xiv)   Prepare a monthly report of all purchases and redemptions of Shares during such month on a gross transaction basis, and identify on a daily basis the net number of Shares either redeemed or purchased on such Business Day and with respect to each Authorized Participant purchasing or redeeming Shares, the amount of Shares purchased or redeemed;

(xv)  Receive from the Distributor (as defined in the Participant Agreement) or from its agent purchase orders from Authorized Participants (as defined in the Participant Agreement) for Creation Unit Aggregations of Shares received in good form and accepted by or on behalf of the Trust by the Distributor, transmit appropriate trade instructions to the National Securities Clearance Corporation, if applicable, and pursuant to such orders issue the appropriate number of Shares of the Trust and hold such Shares in the account of the Shareholder for each of the respective Trusts;

(xvi)  Receive from the Authorized Participants redemption requests, deliver the appropriate documentation thereof to The Bank of New York as custodian for the Trust, generate and transmit or cause to be generated and transmitted confirmation of receipt of such redemption requests to the Authorized Participants submitting the same; transmit appropriate trade instructions to the National Securities Clearance

Corporation, if applicable, and redeem the appropriate number of Creation Unit Aggregations of Shares held in the account of the Shareholder; and

(xvii)   Confirm the name, U.S taxpayer identification number and principal place of business of each Authorized Participant.

(xviii)  The Bank may execute transactions directly with Authorized Participants to the extent necessary or appropriate to enable the Bank to carry out any of the duties set forth in items (i) through (xvii) above.

(xix)   Except as otherwise instructed by the Trust, the Bank shall process all transactions in each Series in accordance with the policies and procedures mutually agreed upon between the Trust and the Bank with respect to the proper net asset value to be applied to purchases received in good order by the Bank or from an Authorized Participant before any cut-offs established by the Trust, and such other matters set forth in items (i) through (xvii) above as these policies and procedures are intended to address. The Bank shall report to the Trust any known exceptions to the foregoing.

(xvii) Act in conformity with the Trust’s Declaration of Trust and By-Laws as provided to BNY from time-to-time, each Fund’s Prospectus and any instruction, and will be subject to the standard set forth in Section 6, comply with and conform to the requirements of the Investment Company Act of 1940, as amended (the “1940 Act”), the Securities Exchange Act of 1934, as amended, particularly Section 17A thereof, and all other applicable federal and state laws, regulations and rulings as such apply to the Bank and the services provided as contemplated herein;

(b) The Bank may maintain and manage, as agent for the Trust, such accounts as the Bank shall deem necessary for the performance of its duties under this Agreement, including, but not limited to, the processing of Creation Unit purchases and redemptions; and the payment of dividends and distributions. The Bank may maintain such accounts at financial institutions deemed appropriate by the Bank in accordance with applicable law.

(c) In addition to the services set forth in the above sub-section 1.2(a), the Bank shall: perform the customary services of a transfer agent and dividend disbursing agent including, but not limited to, maintaining the account of the Shareholder, maintaining the items set forth on Schedule A attached hereto, and performing such services identified in each Participant Agreement.

(d) The following shall be delivered to DTC participants as identified by DTC as the Shareholder for book-entry only securities:

(i)   Annual and semi-annual reports of the Funds;

(ii)   Fund proxies, proxy statements and other proxy soliciting materials;

(iii)   Fund prospectus and amendments and supplements thereto, including stickers; and

(iv)  Other communications as the Trust may from time to time identify as required by law or as the Trust may reasonably request

(v)  The Bank shall provide additional services, if any, as may be agreed upon in writing by the Trust and the Bank.

(e) The Bank shall keep records relating to the services to be performed hereunder, in the form and manner required by applicable laws, rules, and regulations under the 1940 Act and to the extent required by Section 31 of the 1940 Act and the rules thereunder (the “Rules”), all such books and records shall be the property of the Fund, will be preserved, maintained and made available in accordance with such Section and Rules, and will be surrendered promptly to the Trust on and in accordance with its request. Upon the reasonable request of the Trust, the bank shall provide Authorized Persons of the Trust with (i) access to such books and records at the Bank’s facilities during the Bank’s normal business hours in the format and on the equipment normally utilized by the Bank and if reasonably requested during such visit provide, (ii) printed output of such books and records or copies thereof (or, as the Trust may request, in an electronic form that is supported at the time by the Bank’s system without modification of any nature) at the Trust’s expense. “Authorized Persons” means the persons who have been authorized by the Trust in accordance with the applicable documentation and procedures of BNY.

2. Fees and Expenses

2.1 The Bank shall receive from each Fund such compensation for the Transfer Agent’s services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable within 30 days from the invoice date.

2.2 In addition to the fee paid under Section 2.1 above, each Fund agrees to reimburse the Bank for reasonable out-of-pocket expenses as set forth in the written fee schedule. In addition, any other expenses incurred by the Bank at the request or with the consent of the Fund, will be reimbursed by the Fund.

2.3 The Trust hereby represents and warrants to the Bank that (i) the terms of this Agreement, (ii) the fees and expenses associated with this Agreement, and (iii) any benefits accruing to the Bank or to the adviser to, or sponsor of, the Trust in connection with this Agreement, including, but not limited to, any fee waivers, reimbursements, or payments made, or to be made, by the Bank to such adviser or sponsor or to any affiliate of the Trust relating to this Agreement have been fully disclosed to the Board of Trustees of the Trust and that, if required by applicable law, such Board of Trustees has approved or will approve the terms of this Agreement, and any such fees, expenses, and benefits.

3. Representations and Warranties of the Bank

The Bank represents and warrants to the Trust that:

It is a banking company duly organized and existing and in good standing under the laws of the State of New York.

It is duly registered as a transfer agent under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and it will remain so registered for the duration of this Agreement.

It is duly qualified to carry on its business in the State of New York.

It is empowered under applicable laws and by its Charter and By-Laws to act as transfer agent and dividend disbursing agent and to enter into, and perform its obligations under, this Agreement.

All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement.

It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

4. Representations and Warranties of the Trust

The Trust represents and warrants to the Bank that:

It is duly organized and existing and in good standing under the laws of Delaware.

It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement.

It is an open-end management investment company registered under the 1940 Act.

A registration statement under the Securities Act of 1933, as amended, on behalf of each of the Trusts has or will become effective, will remain effective, and appropriate state securities law filings have been or will be made and will continue to be made, with respect to all Shares of the Trust being offered for sale.

5. Indemnification

5.1 The Bank shall not be responsible for, and the Trust, on behalf of the relevant Fund, shall indemnify and hold the Bank and its directors, officers, employees and agents harmless from and against, any and all losses, damages, costs, charges, counsel fees, including, without limitation, those incurred by the Bank in a successful defense of any claims by the Trust, payments, expenses and liability (“Losses”) which may be sustained or incurred by or which may be asserted against the Bank in connection with or relating to this Agreement or the Bank’s actions or omissions with respect to this Agreement arising directly or indirectly from: (i) third party claims based on conduct of the Fund or a Fund agent contractor, subcontractor or prior or current service provider; (ii) the Bank’s response to legal process from third parties compelling testimony or evidence production in connection with a claim asserted against the Fund or its agents but not the Bank, (iii) conduct of the Bank as agent of the Fund not involving Liable Conduct in the execution of the conduct, including without limitation conduct required or permitted by the Agreement and conduct taken pursuant to Fund communications, written procedures, response failures, or non-standard forms, (iv) as a result of acting upon any instructions reasonably believed by the Bank to have been duly authorized by the Trust with respect to such Fund or upon reasonable reliance of information or records given or made by the Trust on behalf of the applicable Fund; or (v) an error in information supplied by the Fund or on its behalf, including errant securities data. Notwithstanding the foregoing, the Trust, with respect to a Fund, shall have no obligation to indemnify the Bank for any of the foregoing to the extent arising out of the Bank’s Liable Conduct (as defined further below).

5.2 Subject to the limitations of liability set forth in Section 6 of this Agreement, the Bank shall indemnify and hold harmless each Fund from and against direct losses, costs, expenses, damages, and/or liabilities (including reasonable attorneys’ fees and expenses) incurred by the Fund as the direct result of the Bank’s Liable Conduct (as defined further below). The Bank shall have no obligation to indemnify the Fund for any such damages arising out of the Fund’s own bad faith, negligence, or willful misconduct or breach of the Agreement.

5.3 This indemnification provision shall apply to actions taken or omissions pursuant to this Agreement or a Participant Agreement.

6. Standard of Care and Limitation of Liability

In performing its duties under this Agreement, the Bank will exercise the standard of care and diligence that a prudent professional transfer agent registered with the SEC under the 1934 Act would exercise in performing such obligations for registered investment companies and their series registered with the SEC under the 1940 Act that operate as exchange-traded funds, taking into account the prevailing rules, practices, procedures and circumstances in the relevant market, and shall act without bad faith, negligence, willful misconduct, willful misfeasance, fraud, or reckless disregard of its duties and obligations under this Agreement (the “Standard of Care”). The Bank shall have no responsibility and shall not be liable for any Losses, except that the Bank shall be liable to the Trust for direct money damages caused by the Bank’s failure to meet the Standard of Care in the performance of the Services under this Agreement (“Liable Conduct”) and that are not excluded by another provision of this Agreement. The parties agree that any encoding or payment processing errors shall be governed by this Standard of Care, and not Section 4-209 of the Uniform Commercial Code which shall be superseded by this Article. In no event shall the Bank be liable for special, indirect or consequential damages, regardless of the form of action and even if the same were foreseeable. For purposes of this Agreement, none of the following shall be or be deemed to be a breach of the Bank’s Standard of Care:

(a) The conclusive reliance on or use by the Bank or its agents or subcontractors of information, records, documents or services which (i) are received by the Bank or its agents or subcontractors, and (ii) have been prepared, maintained or performed by the Trust or any other person or firm on behalf of the Trust including but not limited to any previous transfer agent or registrar.

(b) The conclusive reliance on, or the carrying out by the Bank or its agents or subcontractors of, any instructions or requests of the Trust or instructions or requests on behalf of the Trust.

(c) The offer or sale of Shares by or for the Trust in violation of any requirement under the federal securities laws or regulations, or the securities laws or regulations of any state that such Shares be registered in such state, or any violation of any stop order or other determination or ruling by any federal agency, or by any state with respect to the offer or sale of Shares in such state.

(d) Except for the gross negligence, fraud or willful misconduct of Bank, Bank’s maximum aggregate cumulative liability to all Funds collectively, and all persons or entities claiming through one or more Funds, all of the foregoing considered as a whole, for all loss, cost, expense, damages and liabilities under this Agreement, shall not exceed for damages incurred during any contract year (i) the Fees actually paid to Bank by the Funds collectively for services provided hereunder during the twelve (12) calendar months immediately preceding the last date of loss; or (ii) if the last loss date occurs prior to the completion of twelve (12) full calendar months following services commencing, the greater of (A) all Fees paid by the Funds collectively with respect to services rendered during the full calendar months that have elapsed subsequent to services commencing (“Elapsed Months”), or (B) the average monthly amount of Fees paid by the Funds collectively during the Elapsed Months multiplied by 12 (the “General Damage Cap”). The General Damage Cap shall reset on the first day of each contract year; provided, however, that: (i) to the extent the General Damage Cap is not exhausted during a particular contract year, any “excess” that was not exhausted during such contract year shall not “roll over” into the subsequent contract year; and (ii) any Damages incurred or arising in a particular contract year shall be limited to the General Damage Cap in effect for the applicable contract year, and shall not be subject to any re-setting in any subsequent contract year, even if such Damages remain active or unresolved during a subsequent contract year.

7. Concerning the Bank

7.1

(a) The Bank may employ agents or attorneys-in-fact which are not affiliates of the Bank with respect to the performance of any one or more of the functions, services, duties or obligations of BNY under this Agreement upon thirty (30) days’ prior written notice to the Trust, but any such subcontracting, hiring, engaging or outsourcing shall not relieve the Bank of any of its obligations or liabilities hereunder and the Bank shall be responsible for the actions and omissions of such entities to the same extent the Bank is responsible for its own actions and omissions under this Agreement.

(b) The Bank may, without the prior consent of the Trust, enter into subcontracts, agreements and understandings with any Bank affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Bank from its obligations hereunder.

7.2 The Bank shall be entitled to conclusively rely upon any written or oral instruction actually received by the Bank and reasonably believed by the Bank to be duly authorized and delivered. The Trust agrees to forward to the Bank written instructions confirming oral instructions by the close of business of the same day that such oral instructions are given to the Bank. The Trust agrees that the fact that such confirming written instructions are not received or that contrary written instructions are received by the Bank shall in no way affect the validity or enforceability of transactions authorized by such oral instructions and effected by the Bank.

7.3 The Bank shall establish, implement, maintain in effect and periodically test and update, during the term of this Agreement, disaster recovery and business continuity plans designed to minimize interruptions of service and ensure recovery of systems and applications used to provide the Services to confirm continuing compliance with the Bank’s information security program, industry standards and applicable law. The Bank shall maintain or arrange with third parties for back-up facilities (“Back-Up Facilities”) to the primary operations and data centers used by the Bank to provide the services (“Primary Facilities”). The Back-Up Facilities will be capable of providing the material services in the event an incident to the Primary Facilities significantly interrupts the delivery of a material service from that facility. The Bank shall maintain (i) a written disaster recovery plan providing for continued operation of critical components of the Bank’s systems in the event of an significant interruption in the performance or use of the Bank’s systems in connection with this Agreement, and (ii) a written business continuity plan providing for the continued provision of critical services pursuant to this Agreement in the event of a significant disruption to such services, which such plans shall provide, where appropriate to the particular plan, for the Bank (a) to maintain the Backup Facilities, (b) perform periodic disaster recovery and business continuity testing, and (c) maintain disaster recovery and business continuity capabilities and procedures that are commercially reasonable for a financial institution. In the event of an equipment failure or service disruption, the Bank shall, at no additional expense to a Fund, take reasonable steps to minimize the impact of the equipment failure or service interruptions, including implement the disaster recovery plan or business continuity plan, or both, in accordance with their terms, including using the Back-Up Facilities to the extent appropriate under such plans.

7.4 The Bank shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control which are not a result of its gross negligence, including without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; epidemics; riots; interruption, loss or malfunctions of transportation, computer (hardware or software) or communication services; or acts of civil or military authority; or governmental actions (each a “Force Majeure Event”), provided that: (1) the Bank will use commercially reasonable efforts to mitigate the effect of such Force Majeure Event; (2) the Bank will promptly notify the Fund of the occurrence of the Event, its effect on performance, and how long the Bank expects it to last, and thereafter provide ongoing updates as reasonably necessary. For the avoidance of doubt, the occurrence of any such event will not relieve the Bank of its obligations to execute its business continuity and/or disaster recovery plans.

7.5 The Bank shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agreement and the Participation Agreement, and no covenant or obligation shall be implied against the Bank in connection with this Agreement, except as set forth in this Agreement and the Participation Agreement.

7.6 At any time the Bank may apply to an officer of the Trust, but is not obligated to do so, for written instructions with respect to any matter arising in connection with the Bank’s duties and obligations under this Agreement, and the Bank, its agents, and subcontractors shall not be liable for any action taken or omitted to be taken in good faith in accordance with such instructions. Such application by the Bank for instructions from an officer of the Trust may, at the option of the Bank, set forth in writing any action proposed to be taken or omitted to be taken by the Bank with respect to its duties or obligations under this Agreement and the date on and/or after which such action shall be taken, and the Bank shall not be liable for any action taken or omitted to be taken in accordance with a proposal included in any such application on or after the date specified therein unless, prior to taking or omitting to take any such action, the Bank has received written or oral instructions in response to such application specifying the action to be taken or omitted. In connection with the foregoing, the Bank may consult with legal counsel of its own choosing, but is not obligated to do so, and advise the Trust if any instructions provided by the Trust at the request of the Bank pursuant to this Article or otherwise would, to the Bank’s knowledge, cause the Bank to take any action or omit to take any action contrary to any law, rule, regulation or commercially reasonable practice for similarly situated service providers. In the event a situation or circumstance arises whereby the Bank adopts a course of conduct in reliance upon written legal advice it has received (which need not be a formal opinion of counsel) and the course of conduct is not identical to the course of conduct contained in the instructions received from the Trust, the Bank may reply upon and follow the written legal advice without liability hereunder provided it otherwise acts in compliance with this Agreement and notifies the Trust of its determination.

7.7 The Bank, its agents and subcontractors may act upon any paper or document, reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided to the Bank or its agents or subcontractors by or on behalf of the Trust by machine readable input, telex, CRT data entry or other similar means authorized by the Trust, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Trust.

7.8 The Bank shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights utilized by the Bank in connection with the services provided by the Bank hereunder. Notwithstanding the foregoing, the parties hereto acknowledge that the Trust shall retain all ownership rights in Trust data residing on the Bank’s electronic system.

7.9 Notwithstanding any provisions of this Agreement to the contrary, the Bank shall be under no duty or obligation to inquire into, and shall not be liable for:

(a) The legality of the issue, sale or transfer of any Shares, the sufficiency of the amount to be received in connection therewith, or the authority of the Trust to request such issuance, sale or transfer;

(b) The legality of the purchase of any Shares, the sufficiency of the amount to be paid in connection therewith, or the authority of the Trust to request such purchase;

(c) The legality of the declaration of any dividend by the Trust, or the legality of the issue of any Shares in payment of any stock dividend; or

(d) The legality of any recapitalization or readjustment of the Shares.

7.10 Upon request by the Trust, the Bank shall no more than once per contract year: (i) provide the Trust with a copy of its current SOC 1, Type 2 audit report, or substantially equivalent external audit report, prepared in accordance with audit standards then prevalent in the financial industry (such as SSAE 18), for the system utilized by the Bank to provide the services hereunder, and (ii) participate in the Trust’s reasonable information security due diligence questionnaire process.

8. Providing of Documents by the Trust and Transfers of Shares

8.1 The Trust shall promptly furnish to the Bank with a copy of its Declaration of Trust and all amendments thereto.

8.2 In the event that DTC ceases to be the Shareholder, the Bank shall re-register the Shares in the name of the successor to DTC as Shareholder upon receipt by the Bank of such documentation and assurances as it may reasonably require.

8.3 The Bank shall have no responsibility whatsoever with respect to of any beneficial interest in any of the Shares owned by the Shareholder.

8.4 The Trust shall deliver to the Bank the following documents on or before the effective date of any increase, decrease or other change in the total number of Shares authorized to be issued:

(a) A certified copy of the amendment to the Trust’s Declaration of Trust with respect to such increase, decrease or change; and

(b) At the reasonable request of the Bank, an opinion of counsel for the Trust, in a form satisfactory to the Bank, with respect to (i) the validity of the Shares, the obtaining of all necessary governmental consents, whether such Shares are fully paid and non-assessable and the status of such Shares under the Securities Act of 1933, as amended, and any other applicable federal law or regulations (i.e., if subject to registration, that they have been registered and that the Registration Statement has become effective or, if exempt, the specific grounds therefore), (ii) the status of the Trust with regard to the 1940 Act, and (iii) the due and proper listing of the Shares on all applicable securities exchanges.

8.5 [Reserved.]

8.6 The Bank and the Trust agree that all books, records, confidential, non-public, or proprietary information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any person other than its auditors, accountants, regulators, employees, agents, attorneys-in-fact or counsel, except as may be, or may become required by law, by administrative or judicial order or by rule. The foregoing confidentiality obligation shall not apply to any information to the extent: (i) it is already known to the receiving party at the time it is obtained; (ii) it is or becomes publicly known or available through no wrongful act of the receiving party: (iii) it is rightfully received from a third party who, to the receiving party’s knowledge, is not under a duty of confidentiality; (iv) it is released by the protected party to a third party without restriction; or (v) it has been or is independently developed or obtained by the receiving party without reference to the information provided by the protected party.

8.7 In case of any requests or demands for the inspection of the Shareholder records of the Trust, the Bank will promptly employ reasonable commercial efforts to notify the Trust and secure instructions from an authorized officer of the Trust as to such inspection. The Bank reserves the right, however, to exhibit the

Shareholder records to any person whenever it is advised by its counsel that it may be held liable for the failure to exhibit the Shareholder records to such person.

9. Termination of Agreement

9.1 The term of this Agreement shall be three years commencing upon the date hereof (the “Initial Term”) and shall automatically renew for additional one-year terms (each a “Subsequent Term”) unless either party provides written notice of termination at least ninety (90) days prior to the end of the Initial Term or any Subsequent Term or, unless earlier terminated as provided below:

(a) Either party hereto may terminate this Agreement prior to the expiration of the Initial Term in the event the other party breaches any material provision of this Agreement, including, without limitation in the case of a Fund, its obligations under Section 2.1, provided that the non-breaching party gives written notice of such breach to the breaching party and the breaching party does not cure such violation within 30 days of receipt of such notice. In such case this Agreement shall terminate on the 90th day following the date such written notice is given, or such later date as may be specified in such written notice. In all cases, termination by the non-defaulting party shall not constitute a waiver by the non-defaulting Party of any other rights it might have under this Agreement or otherwise against the defaulting party.

(b) Either party hereto may terminate this Agreement immediately by sending notice thereof to the other party upon the happening of any of the following: (i) a party commences as debtor any case or proceeding under any bankruptcy, insolvency or similar law, or there is commenced against such party any such case or proceeding; (ii) a party commences as debtor any case or proceeding seeking the appointment of a receiver, conservator, trustee, custodian or similar official for such party or any substantial part of its property or there is commenced against the party any such case or proceeding; (iii) a party makes a general assignment for the benefit of creditors; or (iv) a party states in any medium, written, electronic or otherwise, any public communication or in any other public manner its inability to pay debts as they come due. Either party hereto may exercise its termination right under this Section 9.1(b) at any time after the occurrence of any of the foregoing events notwithstanding that such event may cease to be continuing prior to such exercise, and any delay in exercising this right shall not be construed as a waiver or other extinguishment of that right. Any exercise by a party of its termination right under this Section [9.1] shall be without any prejudice to any other remedies or rights available to such party and shall not be subject to any fee or penalty, whether monetary or equitable.

9.2 Should the Trust exercise its right to terminate, all out-of-pocket expenses associated with the movement of records and material will be borne by the Trust.

9.3 The terms of Article 2 (with respect to fees and expenses incurred prior to termination), Article 5 and Article 6 shall survive any termination of this Agreement.

10. Additional Series

In the event that the Trust establishes one or more additional series of Shares with respect to which it desires to have the Bank render services as transfer agent under the terms hereof, it shall so notify the Bank in writing, and if the Bank agrees in writing to provide such services, such additional issuance shall become Shares hereunder.

11. Assignment

11.1 Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party; provided, however, either party may assign this Agreement to a party controlling, controlled by or under common control with it.

11.2 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

12. Severability and Beneficiaries

12.1 In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, the legality and enforceability of the remaining provisions shall not in any way be affected thereby provided obligation of the Trust to pay is conditioned upon provision of services.

12.2 This Agreement is solely for the benefit of the Bank and the Trust, and none of any Participant (as defined in the Participation Agreement), the Distributor, any Shareholder or beneficial owner of any Shares shall be or be deemed a third party beneficiary of this Agreement.

12.3 The obligations of each Fund hereunder shall be limited to the assets of such Fund and BNY will not seek satisfaction of any such obligations from the officers, trustees, directors, or shareholders of any Trust. This Agreement is executed on behalf of each Fund by an officer or trustee of the Trust in his or her capacity as an officer or trustee of the Trust and not individually, and the obligations arising out of this Agreement are not binding on any of the Trust’s trustees, officers, directors or shareholders individually, but are binding only upon the assets or property of the applicable Fund.

13. Amendment

This Agreement, or any term thereof, including without limitation the Schedules hereto, may not be amended, changed, modified, supplemented, rescinded, terminated, cancelled, or discharged orally or in any other manner except by an agreement signed by the parties set out in writing, excluding emails, specifically referencing that it is, as applicable, an amendment, change, modification, or supplement to or rescission, termination, cancellation, or discharge of this Agreement..

14. Privacy

14.1 The Parties agree that the Bank will not receive, process, use or disclose personal information from the Trust or Funds for the purpose of providing the Services under this Agreement. The Bank’s information security program will be consistent with market standards and applicable law, and be at least as comprehensive and protective of confidential and proprietary data as the information security program that the Bank uses to protect its own confidential information. The information security program will contain administrative, technical and physical safeguards, appropriate to the type of customer data concerned, reasonably designed to: (i) protect and maintain the security, integrity, confidentiality and availability of customer data; (ii) protect against any anticipated threats or hazards to the security or integrity of customer data; (iii) protect against unauthorized access to or use of customer data that could result in substantial harm or inconvenience to the Fund or individuals, and (iv) provide for secure disposal of company data. During the term of this Agreement, the Bank shall comply with the information security program requirements in a separate Information Security Rider (which is incorporated herein and made a part hereof) agreed by the Bank and the Trust.

15. New York Law to Apply

This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Trust and the Bank hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. The Trust and the Bank hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Trust and the Bank each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

16. Merger of Agreement

This Agreement constitutes the entire agreement between the parties hereto and supersedes any prior agreement with respect to the subject matter hereof whether oral or written.

17. Notices

All notices and other communications as required or permitted hereunder shall be in writing and sent by first class mail, postage prepaid, addressed as follows or to such other address or addresses of which the respective party shall have notified the other.

If to the Bank:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: ETF Operations

with a copy to:

The Bank of New York Mellon

240 Greenwich Street

New York, New York 10286

Attention: Legal Dept. – Asset Servicing

If to the Trust:

[Name of Fund]

AT&T Center

227 W Monroe St.

Chicago, IL 60606

Attention: Legal Department

18. Information Sharing

The Bank of New York Mellon Corporation is a global financial organization that provides services to clients through its affiliates and subsidiaries in multiple jurisdictions (the “BNY Group”). The BNY Group may centralize functions including audit, accounting, risk, legal, compliance, sales, administration, product communication, relationship management, storage, compilation and analysis of customer-related data, and other functions (the “Centralized Functions”) in one or more affiliates, subsidiaries and third-party service providers. Solely in connection with the Centralized Functions, (i) the Trust consents to the disclosure of and authorizes the Bank to disclose information regarding the Trust (“Customer-Related Data”) to the BNY Group and to its third-party service providers who are subject to confidentiality obligations with respect to such information and (ii) the Bank may store the names and business contact information of the Trust’s employees and representatives on the systems or in the records of the BNY Group or its service providers. The BNY Group may aggregate Customer-Related Data with other data collected and/or calculated by the BNY Group, and notwithstanding anything in this Agreement to the contrary the BNY Group will own all such aggregated data, provided that the BNY Group shall not distribute the aggregated data in a format that identifies Customer-Related Data with a particular customer. The Trust confirms that it is authorized to consent to the foregoing.

19. Counterparts

This Agreement may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the latest date set forth below.

EACH SERIES OF THE TRUST LISTED ON APPENDIX A

By:	/s/ Brian Binder
Name: Brian Binder
Title: President & CEO

Date: April 17, 2026

THE BANK OF NEW YORK MELLON

By:	/s/ Allison M. Gardner
Name: Allison M. Gardner
Title: Senior Vice President

Date: April 17, 2026

APPENDIX A

Series

1.	Guggenheim Investment Grade CLO ETF (GCLO)
2.	Guggenheim Securitized Income ETF (GISC)
3.	Guggenheim Ultra Short Income ETF (GCSH)

SCHEDULE A

Books And Records To Be Maintained By The Bank

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding Shares between the Trust and DTC

Dividend Records

Year-end Statements and Tax Forms

EXHIBIT A

FORM OF AUTHORIZED PARTICIPANT AGREEMENT

GUGGENHEIM FUNDS TRUST

This Authorized Participant Agreement (the “Agreement”) is entered into by and between Guggenheim Funds Distributors, LLC (the “Distributor”) and __________________ (the “Participant” or “Authorized Participant”) and is subject to acceptance by The Bank of New York Mellon (the “Transfer Agent”) and agreement by Guggenheim Funds Trust, a Delaware statutory trust (the “Trust”) that is a series trust offering a number of portfolios of securities (each a “Fund” and collectively the “Funds”), solely with respect to Sections 4(c) and 13(c) herein. The Distributor, the Transfer Agent and the Participant acknowledge and agree that, except with respect to Sections 4(c) and 13(c), the Trust otherwise shall be a third-party beneficiary of this Agreement and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Trust acting on an agency basis in connection with the sale and distribution of shares of beneficial interest, without par value (sometimes referred to as “Shares”), of each of the Funds. The Transfer Agent has been retained to provide certain transfer agency services and to be the order taker with respect to the purchase and redemption of Creation Units of Shares.

Capitalized terms used but not defined herein are defined in the current prospectus for each Fund as it may be supplemented or amended from time to time, and included in the Trust’s Registration Statement on Form N-1A, as it may be amended from time to time, or otherwise filed with the U.S. Securities and Exchange Commission (“SEC”) (together with such Fund’s Statement of Additional Information incorporated therein, the “Prospectus”).

This Agreement is intended to set forth certain procedures by which the Participant may purchase and/or redeem Creation Units through the Federal Reserve/Treasury Automated Debt Entry System maintained at the Federal Reserve Bank of New York (the “Federal Reserve Book-Entry System”) and the Continuous Net Settlement (“CNS”) clearing processes of National Securities Clearing Corporation (“NSCC”) (as such processes have been enhanced to effect purchases and redemptions of Creation Units, the “CNS Clearing Process”) or, outside of the CNS Clearing Process, the manual process of The Depository Trust Company (“DTC”).

  Nothing in this Agreement shall obligate the Participant to create or redeem one or more Creation Units of Shares, to facilitate a creation or redemption through it by a Participant client, or to sell or offer to sell the Shares.

The parties agree as follows:

1.	STATUS, REPRESENTATIONS AND WARRANTIES OF PARTICIPANT

(a)  The Participant represents and warrants that it has, and during the term of this Agreement will continue to have, the ability to transact through the Federal Reserve Book-Entry System and, with respect to orders for the purchase of Creation Units (“Purchase Orders”) or orders for redemption of Creation Units (“Redemption Orders” and, together with Purchase Orders, the “Orders”), (i) through the CNS Clearing Process, because it is, and during the term of this Agreement will continue to be, a member of NSCC and a participant in the CNS System of NSCC, and/or (ii) outside the CNS Clearing Process, because it is, and during the term of this Agreement will continue to be, a DTC participant (a “DTC Participant”). Any change in the foregoing status of the Participant shall automatically and immediately terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

The Participant may place Orders either through the CNS Clearing Process or outside the CNS Clearing Process, subject to the procedures for purchase and redemption set forth in the Prospectus, Section 2 of this Agreement, and the procedures attached to the Agreement.

(b)  The Participant represents and warrants that: (i) it is a broker-dealer registered with the SEC, and it is a member of the Financial Industry Regulatory Authority (“FINRA”), or it is exempt from registration, or it is otherwise not required to be registered, as a broker-dealer or a member of FINRA; (ii) it is registered and/or licensed to act as a broker or dealer, as required under all applicable laws, rules and regulations in the states or other jurisdictions in which the Participant conducts its activities, or it is otherwise exempt; and (iii) it is a Qualified Institutional Buyer, as defined in Rule 144A under the Securities Act of 1933, as amended (the “1933 Act”).

The Participant agrees that it will: (i) maintain such registrations, licenses, qualifications, and memberships in good standing and in full force and effect throughout the term of this Agreement; (ii) comply with FINRA rules and regulations, and the securities laws of any jurisdiction in which it sells Shares, directly or indirectly, to the extent such laws, rules and regulations relate to the Participant’s transactions in, and activities with respect to, the Shares; and (iii) not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

Any change in the foregoing status of the Participant shall terminate this Agreement. The Participant shall give prompt written notice of any such change to the Distributor and the Transfer Agent.

(c)  In the event Shares are authorized for sale in jurisdictions outside the several states, territories and possessions of the United States and the Participant offers and sells Shares in such jurisdictions and is not otherwise required to be registered or qualified as a broker or dealer, or to be a member of FINRA as set forth above, the Participant nevertheless agrees to observe the applicable laws, rules and regulations of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the 1933 Act and the regulations promulgated thereunder, and to conduct its business in accordance with the requirements of FINRA, to the extent the foregoing relates to the Participant’s transactions in, and activities with respect to, the Shares. The Participant will not offer or sell Shares of any Fund in any state or jurisdiction where such Shares may not lawfully be offered and/or sold.

(d)  The Participant understands and acknowledges that the method by which Creation Units will be created and traded may raise certain issues under certain interpretations of applicable U.S. federal securities laws. For example, because new Creation Units of Shares may be issued and sold by a Fund on an ongoing basis, a “distribution”, as such term is used in the 1933 Act, may occur at any point. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, may result in it being deemed a participant in a distribution in a manner which could, under certain interpretations of applicable law, render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not “underwriters,” but who effect transactions in Shares, whether or not participating in the distribution of Shares, are generally required to deliver a prospectus. For the avoidance of doubt, the Participant does not admit to being an underwriter of the Shares.

(e)  The Participant agrees that: (i) subject to any contractual obligations or obligations arising under the federal or state securities laws that the Participant may have to its customers, the Participant will assist the Trust or its designee, including the Distributor, in ascertaining certain information regarding sales of Fund Shares made by or through the Participant upon the request of the Trust or its designee, including the Distributor, necessary for a Fund to comply with its obligations to distribute information to its shareholders, as may be required from time to time under applicable state or federal securities laws, rules and regulations, or (ii) in lieu thereof, and at the option of the Participant, the Participant may undertake to deliver to its customers proxy materials and annual and other reports of the Funds, or other similar information that the Funds are obligated to deliver to their shareholders, upon receiving from the Funds or the Distributor sufficient quantities of the same to allow mailing thereof to such customers.

2.   EXECUTION OF PURCHASE AND REDEMPTION ORDERS

(a)  All Orders must comply with the procedures for Orders set forth in the Prospectus and in this Agreement, which includes the annexes. The Participant, the Distributor, and the Transfer Agent each agrees to comply with the provisions of the Prospectus, this Agreement, and the laws, rules, and regulations that are applicable to it in its role under this Agreement. If there is a conflict between the terms of the Prospectus and the terms of this Agreement, the terms of the Prospectus control.

(b)  Phone lines used in connection with Orders will be recorded. The Participant hereby consents to the recording, including by transcription, of all calls in connection with the Orders, provided that the Participant may reasonably request that the recording party promptly provide to the Participant copies of recordings and transcripts of any such calls, which have been retained in accordance with the recording party’s usual document retention policy. If a recording party becomes legally compelled to disclose to any third party any recording involving communications with the Participant, to the extent legally permitted to do so, such recording party shall provide the Participant with reasonable advance written notice identifying the recordings and transcripts to be disclosed, together with copies of such recordings and transcripts, so that the Participant may seek a protective order or other appropriate remedy with respect to the recordings and transcripts or waive its right to do so.

(c)  The Participant acknowledges and agrees that delivery of any Order shall be irrevocable, provided that the Trust, Transfer Agent and the Distributor on behalf of the Funds each reserve the right to reject any Order in accordance with the Prospectus.

(d)  The Participant understands that a Creation Unit generally will not be issued until the requisite cash (the “Cash Component”) and/or the designated basket of securities and instruments, including any cash in lieu (the “Deposit Securities”); the applicable Transaction Fee, which includes a standard transaction fee and any additional variable fee, if applicable; and taxes are transferred to the Trust on the Contractual Settlement Date (defined below) in accordance with the Prospectus.

(e)  With respect to any Redemption Order, the Participant agrees to return to a Fund any dividend, interest, distribution, or other corporate action paid to the Participant in respect of any security or instrument that is transferred to the Participant (each, a “Fund Security”) that, based on the valuation of such Fund Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Fund. The Participant also agrees that, alternatively, a Fund is entitled to reduce the amount of money or other proceeds due to the Participant by an amount equal to any dividend, interest, distribution, or other corporate action to be paid to the Participant in respect of any

Fund Security that is transferred to the Participant that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Fund. With respect to any Purchase Order, the Distributor agrees, on behalf of the Trust, to return to the Participant any dividend, interest, distribution, or other corporate action paid to a Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should, in accordance with the terms of the instrument or corporate action and industry custom in the applicable market, have been paid to the Participant.

3.   AUTHORIZATION OF TRANSFER AGENT

With respect to Orders submitted through the CNS Clearing Process, the Federal Reserve Book-Entry System, or the DTC, as applicable, the Participant hereby authorizes the Transfer Agent, or its designee, to transmit to the NSCC, the Federal Reserve Book-Entry System, or the DTC, as applicable, on behalf of the Participant such instructions, including share and cash amounts as are necessary with respect to the purchase and redemption of Creation Units, and Orders consistent with the instructions and Orders issued by the Participant to the Transfer Agent. The Participant agrees to be bound by the terms of such instructions and Orders as reported by the Transfer Agent or its designee to the NSCC, the Federal Reserve Book-Entry System, or the DTC, as applicable as though such instructions were issued by the Participant directly to the NSCC, the Federal Reserve Book-Entry System, or the DTC, as applicable.

4.   MARKETING MATERIALS AND REPRESENTATIONS.

(a)  The Participant represents and warrants that it will not make any representations concerning a Fund, Creation Units or Shares, other than those consistent with the Prospectus or any Marketing Materials (as defined below) furnished to the Participant by the Distributor.

(b)  The Participant agrees not to furnish, or cause to be furnished by it or its employees, to any person, or to display or publish, any information or materials relating to a Fund or the Shares, including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials (“Marketing Materials”), unless such Marketing Materials: (i) are either furnished to the Participant by the Distributor, or (ii) if prepared by the Participant, are consistent in all material respects with the Prospectus, and clearly indicate that such Marketing Materials are prepared and distributed by the Participant, and Participant and such Marketing Materials comply with applicable FINRA rules and regulations. The Participant shall file all such Marketing Materials that it prepares with FINRA, if required by applicable laws, rules or regulations.

(c)  The Trust represents and warrants that (i) the Prospectus is effective, no stop order of the SEC with respect thereto has been issued, no proceedings for such purpose have been instituted or, to its knowledge, are being contemplated; (ii) the Prospectus conforms in all material respects to the requirements of all applicable law, and the rules and regulations of the SEC thereunder and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) the Shares, when issued and delivered against payment of consideration thereof, as provided in this Agreement, will be duly and validly authorized, issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, rights of first refusal and similar rights; (iv) no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issuance and sale of the Shares, except the registration of the Shares under the 1933 Act; (v) Shares will be approved for listing on a national securities exchange or association; (vi) it will not lend securities pursuant to any securities lending arrangement that would prevent it from settling a Redemption Order when due; and (vii) it will not name the Participant in the Prospectus without the prior written consent of Participant, unless such naming is required by law, rule, or regulation. If the Participant agrees to be identified in the Prospectus, within a reasonable amount of time upon the termination of this Agreement, the Trust shall remove any reference to the Participant from the Prospectus.

(d)  The Distributor represents and warrants that (i) any and all Marketing Materials prepared on behalf of the Trust, including by the Funds’ investment adviser, and provided to the Participant in connection with the offer and sale of Shares shall comply with applicable law, including without limitation, the provisions of the 1933 Act and the rules and regulations thereunder and applicable FINRA rules and regulations, and will not contain any untrue statement of a material fact related to a Fund or the Shares or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) it will not name the Participant in Marketing Materials or on the Fund’s website without the prior written consent of Participant, unless such naming is required by law, rule, or regulation. If the Participant agrees to be identified in the Marketing Materials or on the Fund’s website, within a reasonable amount of time upon the termination of this Agreement, (1) the Distributor shall remove any reference to the Participant from the Marketing Materials, and (2) the Distributor shall promptly update the Fund’s website to remove any identification of the Participant as an authorized participant of the Trust.

(e)  Notwithstanding anything to the contrary in this Agreement, Marketing Materials shall not include (i) written materials of any kind that generally mention a Fund without recommending the Fund (including in connection with a list of products sold through the Participant or in the context of asset allocations), (ii) materials prepared and used for the Participant’s internal use only, (iii) brokerage communications, including correspondence and institutional communications, as defined under FINRA rules, prepared by the Participant in the normal course of its business, and (iv) research reports; provided, however, that any such materials prepared by the Participant comply with applicable FINRA rules and regulations and other applicable laws, rules and regulations.

5.   TITLE TO SECURITIES; RESTRICTED SHARES

The Participant represents and warrants on behalf of itself and any party for which it acts that Deposit Securities delivered by it to the custodian and/or any relevant sub-custodian in connection with a Purchase Order will not be “restricted securities,” as such term is used in Rule 144(a)(3)(i) of the 1933 Act, and, at the time of delivery, the Fund will acquire good and unencumbered title to such Deposit Securities, free and clear of all liens, restrictions, charges and encumbrances, and not be subject to any adverse claims.

6.   CASH COMPONENT

The Participant hereby agrees that, in connection with a Purchase Order, whether for itself or any party for which it acts, it will make available on or before the contractual settlement date (the “Contractual Settlement Date”), by means satisfactory to the Trust, and in accordance with the provisions of the Prospectuses, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable Transaction Fee. Any excess funds will be returned following settlement of the Purchase Order. The Participant agrees to ensure that the Cash Component will be received by the issuing Fund in accordance with the terms of the Prospectuses, but in any event on or before the Contractual Settlement Date, and in the event payment of such Cash Component has not been made in accordance with the provisions of the Prospectuses or by such Contractual Settlement Date, the Participant agrees on behalf of itself and any party for which it acts in connection with a Purchase Order to pay the amount of the Cash Component, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant shall be liable to the custodian, any sub-custodian or the Trust for any amounts advanced by the custodian or any sub-custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component, and neither the custodian nor any sub-custodian shall be under any obligation to advance any such amounts. Computation of the Cash Component shall exclude any taxes, duties or other fees and expenses payable upon the transfer of beneficial ownership of the Deposit Securities, which shall be the sole responsibility of the Participant and not the Trust.

7.   PAYMENT OF CERTAIN FEES AND TAXES.

(a)  In connection with Orders of Creation Units, the Participant agrees to pay the Transaction Fee applicable to the transaction as set forth in the Prospectuses. The Trust reserves the right to adjust any Transaction Fee subject to any limitations in the Prospectuses and upon reasonable advance notice to the Participant.

(b)  In connection with Orders of Creation Units, the Participant acknowledges and agrees that the computation of any cash amount to be paid by or to the Participant shall exclude any taxes or other fees and expenses payable upon the transfer of beneficial ownership of Shares or Deposit Securities. The Participant shall be responsible for any transfer tax, sales or use tax, stamp tax, recording tax, value added tax or any other similar tax, fee or government charge (collectively, “Taxes”) applicable to and imposed upon the purchase or redemption of any Creation Units made pursuant to this Agreement. To the extent the Trust or its agents pay any such Taxes or they are otherwise imposed in connection with transactions effected by the Participant, the Participant agrees to promptly reimburse and pay such party for any such payment, together with any applicable penalties, additions to tax or interest thereon. This paragraph (b) shall survive the termination of this Agreement.

8.   ROLE OF PARTICIPANT

(a)  Each Party acknowledges and agrees that, for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Trust, Funds or the Distributor in any matter or in any respect under this Agreement. The Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Trust or the Distributor or their designees concerning the performance of the Participant’s responsibilities under this Agreement.

(b)  The Participant agrees as a DTC Participant and in connection with any purchase or redemption transactions in which it acts on behalf of a third party, that it shall extend to such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectuses.

(c)   The Participant represents that from time to time, it may be a beneficial owner (as that term is defined in Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended) of Shares (“Beneficial Owner”). To the extent that it is a Beneficial Owner, the Participant agrees to irrevocably appoint the Distributor as its attorney and proxy with full authorization and power to vote (or abstain from voting) its beneficially owned Shares with no input from the Participant. For the purposes of this Section 8(c), beneficially owned Shares shall not include those Shares for which the Participant is the record owner but not the Beneficial Owner. The Distributor, as attorney and proxy for the Participant hereunder: (i) is hereby given full power of substitution and revocation; (ii) may act through such agents, nominees, or attorneys as it may appoint from time to time; and (iii) may provide voting instructions to such agents, nominees, or substitute attorneys. This irrevocable proxy terminates upon termination of the Agreement. Upon request of the Distributor and in connection with the exercise of the proxy granted herein, the Participant shall disclose the number of Shares beneficially owned by the Participant on any record date established by the Trust.

(d)  The Participant represents and warrants that it has implemented, and agrees to maintain and implement on an on-going basis, an anti-money laundering program reasonably designed to comply with all applicable anti-money laundering laws and regulations, including but not limited to the Bank Secrecy Act of 1970 and the USA PATRIOT Act of 2001, each as amended from time to time, and any rules adopted thereunder and/or any applicable anti-money laundering laws and regulations of other jurisdictions where Participant conducts business, and any rules adopted thereunder or guidelines issued, administered or enforced by any governmental agency.

9.   AUTHORIZED PERSONS OF THE PARTICIPANT

(a)  Concurrently with the execution of this Agreement, and from time to time thereafter as may be requested by the Transfer Agent or the Distributor, the Participant shall deliver to the Distributor and the Transfer Agent a certificate in the format of Annex I to this Agreement, duly certified by the Participant’s Secretary or other duly authorized officer of Participant, setting forth the names and signatures of all persons authorized by the Participant (each an “Authorized Person”) to give Orders and instructions relating to any activity contemplated by this Agreement on behalf of the Participant. Such certificate may be relied upon by the Distributor, the Transfer Agent and the Trust as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until receipt by the Distributor and the Transfer Agent of a superseding certificate from the Participant stating that an individual should be added to the certificate. Whenever the Participant wants to revoke the authority of an Authorized Person, or change or cancel a PIN Number (as defined below), the Participant shall give prompt written notice of such fact to the Distributor and the Transfer Agent, and such notice shall be effective upon receipt by the Transfer Agent and the Distributor, so long as such notice is received by the Distributor and the Transfer Agent reasonably in advance of any instructions or Orders.

(b)  The Transfer Agent shall issue to each Authorized Person a unique personal identification number (“PIN Number”) by which the Participant and such Authorized Person shall be identified and instructions to the Trust, Transfer Agent, and Distributor issued by the Participant through the Authorized Person shall be authenticated. The Participant and each Authorized Person shall keep his/her PIN Number confidential and only those Authorized Persons who were issued a PIN Number shall use such PIN Number to identify himself/herself and to submit instructions for Participant, to the Trust, Transfer Agent, and Distributor. If an Authorized Person’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon in writing by the Participant and the Transfer Agent. If an Authorized Person’s PIN Number is compromised, the Participant shall contact the Transfer Agent promptly in writing in order for a new one to be issued. Upon receipt of written notice reasonably in advance as set forth in paragraph (a) of this section, the Transfer Agent agrees to promptly issue a PIN Number when the Participant adds an Authorized Person via certificate and shall promptly cancel a PIN Number when the Participant revokes a person’s authority to act for it.

(c)  The Transfer Agent and Distributor shall not have any obligation to verify instructions and Orders given using a PIN Number and shall assume that all instructions and Orders issued to it using an Authorized Person’s PIN Number have been properly placed, unless the Transfer Agent and Distributor have actual knowledge to the contrary because they received from the Participant written notice reasonably in advance of any instructions or Orders as set forth in paragraph (a) of this section that such person is no longer authorized to act on behalf of Participant. The Participant agrees that none of the Distributor, the Transfer Agent, the Trust or the Funds shall be liable, absent gross negligence, bad faith or willful misconduct, for any Loss (as defined below) incurred by the Participant as a result of the unauthorized use of an Authorized Person’s PIN Number, unless the Transfer Agent and the Distributor previously received from Participant written notice reasonably in advance of any instructions or Orders to revoke such Authorized Person’s PIN Number as set forth in paragraph (a) of this section. This paragraph (c) shall survive the termination of this Agreement.

10.  REDEMPTIONS

(a)  The Participant understands and agrees that Redemption Orders may be submitted only on days that the Trust is open for business, as required by Section 22(e) of the Investment Company Act of 1940, as amended (the “1940 Act”).

(b)  The Participant represents, warrants and agrees that, upon its demand to redeem any Creation Unit of Shares of any Fund, the Participant or the party for which it is acting, as the case may be, owns (within the meaning of Rule 200 of Regulation SHO) or has borrowed or has arranged to borrow the number of Shares of the relevant Fund to be redeemed as a Creation Unit; in each such case, the Shares will be delivered to the Fund on or prior to the Contractual Settlement Date of the Redemption Order. In either case, the Participant acknowledges that: (i) it or, if applicable, its Participant Client, has or will have full legal authority and legal right to deliver the requisite number of Shares of the relevant Fund to be redeemed as a Creation Unit on the Contractual Settlement Date; (ii) it has or, if applicable, its Participant Client has, full legal authority and legal right to receive the entire proceeds of the redemption on the Contractual Settlement Date; and (iii) if such Shares submitted for redemption have been loaned or pledged to another party or are the subject of a repurchase agreement, securities lending agreement, or any other arrangement affecting legal or beneficial ownership of such Shares being submitted for redemption, there are no restrictions precluding the delivery of such Shares (including borrowed shares, if any) for redemption, free and clear of liens, on the Contractual Settlement Date. In the event that the Distributor, the Trust and/or the Transfer Agent reasonably believes that the Participant does not own or have available for delivery the requisite number of Shares to be redeemed as a Creation Unit to deliver by the Contractual Settlement Date, the Trust, the Distributor and/or the Transfer Agent may require the Participant to deliver or execute supporting documentation evidencing ownership of sufficient Shares, or its right to deliver sufficient Shares of the relevant Fund, in order for the Redemption Order to be in proper form and, if such documentation is not satisfactory to the Distributor, the Trust and/or the Transfer Agent, in their sole discretion, then the Trust and/or the Distributor or the Transfer Agent, upon consultation with the Trust, may reject without liability the Participant’s Redemption Order. Failure to deliver or execute the requested supporting documentation may result in the Participant’s Redemption Order being rejected as not in proper form.

(c)  The Participant understands that Shares of any Fund may be redeemed only when one or more Creation Units are held in its account.

(d)  In the event that the Participant receives Fund Securities, which includes cash in lieu of all or a portion of investments as provided in the Prospectus, the value of which exceeds the net asset value of the applicable Fund at the time of redemption, the Participant agrees to pay, on the same business day it is notified, or cause the Participant Client to pay, on such day, to the applicable Fund an amount in cash equal to the difference or return such Fund Securities to the Fund, unless the parties otherwise agree.

11.  BENEFICIAL OWNERSHIP

(a)  The Participant represents and warrants that, based upon the number of outstanding Shares of any particular Fund, either (i) it does not, and will not in the future as the result of one or more Purchase Orders, hold for the account of any single Beneficial Owner, or group of related Beneficial Owners, 80 percent or more of the currently outstanding Shares of such Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to sections 351 and 362 of the Internal Revenue Code of 1986, as amended (the “Code”), or (ii) it is carrying the Deposit Securities as a dealer and as inventory in connection with its market making activities, so as not to cause the relevant Fund to have a basis in the Deposit Securities different from the market value of the Deposit Securities on the date of the deposit, pursuant to Section 351 and 362 of the Code.

(b)  A Fund, the Distributor, and the Transfer Agent have the right to require, as a condition to the acceptance of a deposit of Deposit Securities, information from the Participant regarding ownership of the Shares by the Participant and its customers, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the Fund’s currently outstanding Shares by a Beneficial Owner.

12.  OBLIGATIONS OF PARTICIPANT

(a)  Pursuant to its obligations under the federal securities laws, the Participant agrees to maintain all books and records of all sales of Shares made by or through it and to furnish copies of such records to the Trust, Transfer Agent and/or the Distributor upon their reasonable request.

(b)  The Participant affirms that it has procedures in place reasonably designed to protect the privacy of non-public personal consumer/customer financial information to the extent required by applicable law, rule and regulation and that it will maintain such procedures throughout the term of this Agreement.

(c)  The Participant represents, covenants and warrants that it will not exercise or attempt to exercise a controlling influence over the management policies of a Fund and has taken affirmative steps so that it will not be an affiliated person of a Fund, a promoter or principal underwriter of a Fund, except under Section 2(a)(3)(C) of the 1940 Act due to ownership of Shares.

13.  INDEMNIFICATION

This Section 13 shall survive the termination of this Agreement. For the avoidance of doubt, any Loss (as defined below) incurred by an indemnified party shall be limited by the provisions of this Section 13 and Section 14 below.

(a)  The Participant hereby agrees to indemnify and hold harmless the Distributor, the Trust, the Funds, the Transfer Agent, their respective subsidiaries, affiliates, directors, trustees, officers, employees, and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Participant Indemnified Party”), from and against any loss, liability, cost, or expense (including reasonable attorneys’ fees) (“Loss”) incurred by such Participant Indemnified Party as a result of (i) any material breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any material failure on the part of the Participant to perform any of its obligations set forth in this Agreement; (iii) any material failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations in relation to its role as Participant under this Agreement; (iv) actions of such Participant Indemnified Party taken in reliance upon any instructions reasonably believed by the Trust, the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant; (v) the Participant’s failure to complete an Order that has been accepted; or (vi)(1) any representation by the Participant, its employees or its agents or other representatives that is not consistent with the Trust’s then-current Prospectus made in connection with the offer or sale of Shares and (2) any untrue statement of a material fact contained in any materials prepared by Participant or its affiliates as described in Section 4 hereof or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent that such statement or omission relates to the Shares or any Participant Indemnified Party unless, in either case, such representation, statement or omission was made or included by the Participant at the written direction of the Trust or the Distributor, or is based upon written information provided by the Trust or the Distributor.

(b)  The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Distributor Indemnified Party”) from and against any Loss incurred by such Distributor Indemnified Party as a result of: (i) any material breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any material failure on the part of the Distributor to perform any of its obligations set forth in this Agreement; or (iii) any material failure by the Distributor to comply with applicable laws, rules and regulations, including rules and regulations of SROs, in relation to its role as Distributor, except the Distributor shall not be required to indemnify a Distributor Indemnified Party to the extent that such failure was caused by the Distributor’s reasonable reliance on instructions given or representations made by one or more Distributor Indemnified Parties.

(c)  The Trust hereby agrees to indemnify and hold harmless the Participant, its respective affiliates, directors, partners, members, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Trust Indemnified Party”) from and against any Loss incurred by such Trust Indemnified Party as a result of any material breach by the Trust of its representations in Section 4(c). All Shares represent interests in their underlying series, the assets and liabilities of which are separate and distinct. Any indemnification provided by the Trust in connection with the Shares shall be limited to the corresponding assets of such Fund.

(d)  An indemnifying party shall not be liable under the indemnity agreement contained in this Section 13 with respect to any claim made against any indemnified party unless the indemnified party shall have notified the indemnifying party in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the indemnified party (or after the indemnified party shall have received notice of service on any designated agent). However, failure to notify the indemnifying party of any claim shall not relieve the indemnifying party from any liability that it may have to any indemnified party against whom such action is brought otherwise than on account of the indemnity agreement contained in this Section 13 and shall only release it from such liability under this Section 13 to the extent it has been materially prejudiced by such failure to receive notice.

(e)  In no case is the indemnification provided by an indemnifying party to be deemed to protect against any liability the indemnified party would otherwise be subject to by reason of its own willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement.

(f)  The indemnifying party shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the indemnifying party elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the indemnified party, defendant or defendants in the suit. If the indemnifying party assumes the defense of any such suit and retains counsel, the indemnified party shall bear the fees and expenses of any additional counsel that it retains. If the indemnifying party does not assume the defense of such suit, or if the indemnified party has been advised by counsel that it may have available defenses or claims that are not available to or conflict with those available to indemnifying party, the indemnifying party will reimburse the indemnified party for the reasonable fees and expenses of the counsel that such indemnified party retains.

(g)   No indemnified party shall settle any claim against it for which it intends to seek indemnification from the indemnifying party without prior written notice to and consent from the indemnifying party, which consent shall not be unreasonably withheld. No indemnified or indemnifying party shall settle any claim unless the settlement contains a full release of liability with respect to the other party in respect of such action.

14.  LIMITATION OF LIABILITY

This Section 14 shall survive the termination of this Agreement.

(a)  In no event shall any party be liable for any special, indirect, incidental, exemplary, punitive or consequential loss or damage of any kind whatsoever (including but not limited to loss of revenue, loss of actual or anticipated profit, loss of contracts, loss of the use of money, loss of anticipated savings, loss of business, loss of opportunity, loss of market share, loss of goodwill or loss of reputation), even if such parties have been advised of the likelihood of such loss or damage and regardless of the form of action. In no event shall any party be liable for the acts or omissions of DTC, NSCC or any other securities depository or clearing corporation.

(b)  Neither the Distributor, the Transfer Agent, nor the Participant shall be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including without limitation: acts of God; earthquakes; fires; floods; wars; civil or military disturbances; terrorism; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communications service; accidents; labor disputes; acts of civil or military authority or governmental actions.

(c) The Trust, the Distributor and the Transfer Agent may conclusively rely upon, and shall be fully protected in acting or refraining from acting upon, any communication authorized under this Agreement and upon any written or oral instruction, notice, request, direction or consent reasonably believed by them to be genuine, and in no event shall any of the Trust, the Distributor or the Transfer Agent be liable for any losses incurred as a result of unauthorized use of any PIN.

(d) In the absence of bad faith, gross negligence or willful misconduct on its part, the Distributor whether acting directly or through its agents, affiliates or attorneys, shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Distributor shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment. As to the Transfer Agent, in the absence of bad faith, gross negligence or willful misconduct on its part, whether acting directly or through its agents, affiliates or attorneys, the Transfer Agent shall not be liable for any action taken, suffered or omitted or for any error of judgment made by it in the performance of its duties hereunder. The Transfer Agent shall not be liable for any error of judgment made in good faith unless in exercising such it shall have been grossly negligent in ascertaining the pertinent facts necessary to make such judgment.

(e) The Distributor and the Transfer Agent undertake to perform such duties and only such duties as are expressly set forth herein, or expressly incorporated herein by reference, and no implied covenants or obligations shall be read into this Agreement against the Distributor or the Transfer Agent.

(f) Neither the Trust, the Distributor nor the Transfer Agent shall be liable to the Participant or to any other person for any damages arising out of mistakes or errors in data provided to the Trust, the Distributor or the Transfer Agent by a third party, or out of interruptions or delays of electronic means of communications with the Trust, the Distributor or the Transfer Agent.

15.  INFORMATION ABOUT DEPOSIT SECURITIES

On each day that the Trust is open for business the names and amounts of Deposit Securities to be included in a Fund Deposit, excluding any non-conforming (or “custom”) Fund Deposit, for each Fund will be published in accordance with industry standard and applicable regulatory requirements.

16.  RECEIPT OF PROSPECTUSES BY PARTICIPANT

The Participant acknowledges receipt of the Prospectuses and represents that it has reviewed and understands the terms thereof.

17.  CONSENT TO ELECTRONIC DELIVERY OF PROSPECTUSES

The Distributor will provide to the Participant copies of the Prospectus and any printed supplemental information in reasonable quantities upon request of Participant. The Participant consents to the delivery of the Prospectus electronically at the e-mail address under Participant’s signature. The Participant understands that the current Prospectus and most recent shareholder report for each Fund are available at the applicable Fund’s website. The Distributor will notify the

Participant when a revised, supplemented or amended Prospectus for any Fund is available and deliver or otherwise make available to the Participant copies of such revised, supplemented or amended Prospectus at such time and in such numbers as to enable the Participant to comply with any obligation it may have to deliver such Prospectus to its customers. As a general matter, the Distributor will make such revised, supplemented or amended Prospectuses available to the Participant no later than its effective date.

The Participant agrees to maintain the e-mail address set forth on the signature page to this Agreement and further agrees to promptly notify the Distributor if its e-mail address changes. The Participant understands that it must have Internet access to electronically access the Prospectuses. The Participant may revoke the consent to electronic delivery of the Prospectuses at any time by providing written notice to the Distributor.

18. NOTICES

Except as otherwise specifically provided in this Agreement, all notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery; by Federal Express or other similar delivery service; by registered or certified United States first class mail, return receipt requested; or by facsimile, electronic mail or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Trust shall be at the address or telephone or facsimile numbers indicated below the signature of the Distributor. All notices to the Participant, the Distributor, and the Transfer Agent shall be directed to the address or telephone, or facsimile numbers indicated below the signature line of such party.

19.  EFFECTIVENESS, TERMINATION, AND AMENDMENT OF AGREEMENT

(a) This Agreement shall become effective on the date set forth below and may be terminated at any time by any party upon sixty (60) days’ prior written notice to the other parties, and may be terminated earlier by the Trust, the Participant or the Distributor at any time in the event of a material breach by another party of any provision of this Agreement. This Agreement may be terminated immediately by a party at such time as the Trust, the Distributor or the Participant becomes insolvent or becomes the subject of a bankruptcy proceeding or winding up.

(b) No party may assign its rights or obligations under this Agreement (in whole or in part) without the prior written consent of the other party, which shall not be unreasonably withheld.

(c) This Agreement, including annexes, may be amended or modified: (i) by a written document signed by an authorized representative of each party; or (ii) by the Distributor from time to time without the consent of any Participant or Beneficial Owner by the following procedure: the Distributor will mail a copy of the amendment to the Participant and if the Participant does not object in writing to the amendment within ten (10) days after its receipt, it will be deemed Participant’s acceptance of the amendment as part of this Agreement in accordance with its terms.

  This Agreement is intended to, and shall apply to, each of the current and future Funds of the Trust, such that no amendment shall be required in the event that the Trust creates new Funds or terminates existing Funds, provided, however, that the Distributor shall provide notice to the Participant of such creation or termination of Funds.

20.  GOVERNING LAW

This Section 20 shall survive the termination of this Agreement.

This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware without regard to the conflicts of laws provisions thereof. The parties irrevocably submit to the personal jurisdiction and service and venue of any Delaware state court or United States Federal court sitting in Delaware having subject matter jurisdiction, for the purposes of any suit, action or proceeding arising out of or relating to this Agreement, and waive any claim of forum non conveniens. EACH PARTY HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT.

21.  COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same instrument. This Agreement shall be deemed executed by all parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.

22.  SEVERANCE

  If any provision of this Agreement is held by any court or any act, regulation, rule or decision of any other governmental or supra-national body or authority or regulatory or self-regulatory organization to be invalid, illegal or unenforceable for any reason, it shall be invalid, illegal or unenforceable only to the extent so held and shall not affect the validity, legality or enforceability of the other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

23.  HEADINGS

Headings and sub-headings are included solely for convenient reference and shall not affect the meaning, construction, operation, or effect of the terms of this Agreement.

24.  ENTIRE AGREEMENT

This Agreement, which includes the annexes, supersedes any prior agreement between the parties with respect to the subject matter contained herein and constitutes the entire agreement between the parties regarding the matters contained herein.

[Signature page follows]

The duly authorized representatives of the below parties have executed this Agreement, the effective date of which shall be the date of the most recent signature below.

GUGGENHEIM FUNDS DISTRIBUTORS, LLC

By: __________________________________________

Name:

Title:

Address:

Telephone:

Facsimile:

E-mail:

Date:  ________________________________________

[Participant]

DTC/NSCC Clearing Participant Code:

By: _______________________________________

Name: ________________________________________

Title: _________________________________________

Address: ______________________________________

Telephone: ____________________________________

Facsimile: _____________________________________

E-mail: _______________________________________

Date:  ________________________________________

ACCEPTED BY:

THE BANK OF NEW YORK MELLON, as Transfer Agent

By: __________________________________________

Name: ________________________________________

Title: _________________________________________

Address: ______________________________________

     _____________________________________

Telephone: ____________________________________

Facsimile: _____________________________________

E-mail: _______________________________________

Date:  ________________________________________

AGREED, SOLELY WITH RESPECT TO SECTIONS 4(C) AND 13(C):

GUGGENHEIM FUNDS TRUST

By: ________________________________________

Name: ________________________________________

Title: _________________________________________

Address: ______________________________________

     _____________________________________

Telephone: ____________________________________

Facsimile: _____________________________________

E-mail: _______________________________________

Date:  ________________________________________

ANNEX I

AUTHORIZED PERSONS

This Annex I sets forth the names, titles, telephone numbers, and e-mail addresses of all persons (each an “Authorized Person”) authorized to give instructions or any other notice, request or instruction on behalf of ______________________ (the “AP”) pursuant to the Authorized Participant Agreement (“AP Agreement”) by and among Guggenheim Funds Distributors, LLC, the AP, The Bank of New York Mellon, and Guggenheim Funds Trust. This Annex I shall be considered to be in full force and effect until the execution of a superseding Annex I by a duly authorized person of the AP.

The Authorized Persons named herein are the only persons authorized to give instructions or any other notices, requests, or instructions on behalf of the AP with respect to the AP Agreement.

Participant Name	NSCC#

NAME	SIGNATURE (digital is acceptable	TITLE	TELEPHONE NUMBER	E-MAIL ADDRESS

The undersigned does hereby certify that the persons listed above have been duly elected to the offices set forth next to their names, that they presently hold such offices, that they have been duly authorized to act as Authorized Persons of this institution in its capacity as an AP.

By:

Name:

Title:

Date:

ANNEX II

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GUGGENHEIM FUNDS TRUST

PROCEDURES FOR PROCESSING

PURCHASE ORDERS AND REDEMPTION ORDERS

This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing (1) a Purchase Order for the purchase of Shares of Guggenheim Funds Trust in Creation Units of each Fund and (2) a Redemption Order for the redemption of Shares of Guggenheim Funds Trust in Creation Units of each Fund. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

An Authorized Participant is required to have signed the Authorized Participant Agreement. Upon acceptance of the Agreement and execution thereof by the Trust and in connection with the initial Purchase Order submitted by the Authorized Participant, the Transfer Agent will assign a PIN to each Authorized Person authorized to act for an Authorized Participant. This will allow an Authorized Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of Shares of a Fund. Purchase and Redemption Orders will only be accepted in accordance with the Trust’s then-current registration statement.

ANNEX II -- PART A

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GUGGENHEIM FUNDS TRUST

TO PLACE A PURCHASE ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF

GUGGENHEIM FUNDS TRUST

1. PLACING A PURCHASE ORDER.

The Authorized Participant (“AP”) submitting an order to create shall submit such orders containing the information required by the Transfer Agent in the following manner: (a) by telephone to the Transfer Agent representative followed up with the faxed order form according to the procedures set forth below; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex VI; or (c) by telephone to the Transfer Agent representative and the Distributor, as applicable, according to the procedures set forth below. The order so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Purchase Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.

NOTE THAT WHEN THE TELEPHONIC METHOD OF SUBMITTING ORDERS IS USED, THE TELEPHONE CALL IN WHICH THE SUBMISSION NUMBER IS ISSUED INITIATES THE ORDER PROCESS BUT DOES NOT ALONE CONSTITUTE THE ORDER. AN ORDER OR REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED SUBMISSION.

To begin a Purchase Order that is not submitted through the BNYM Interface, the AP must telephone the BNYM ETF Order Desk Administrator at 844-545-1258 or such other number as BNYM designates in writing to the AP. This telephone call must be made by an Authorized Person of the AP and answered by the BNYM ETF Order Desk before the closing time of the regular trading session on the Exchange, which is ordinarily 4:00 p.m. Eastern Standard Time (“Order Cutoff Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), the BNYM ETF Order Desk Administrator will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, the BNYM ETF Order Desk Administrator will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP affirms that the Purchase Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue a confirmation number to the AP, which completes the order. All orders may also be placed by the AP via the BNYM Interface by the Order Cutoff Time.

Purchase Orders for select Funds T-1 (T minus 1) Next Day are to be placed after the closing time of the regular trading session on the Exchange, which is ordinarily 4:00 PM Eastern Standard Time, on any Business Day. Such Purchase Orders, if accepted, will receive the next Business Day’s NAV per Creation Unit. The Transfer Agent’s telephone number for all T- l orders is 844-545-1261. Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), Transfer Agent will request that the AP place the Purchase Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Purchase Order, Transfer Agent will read the Purchase Order back to the AP. The AP then must affirm that the Purchase Order has been taken correctly by Transfer

Agent. If the AP affirms that Purchase Order has been taken correctly, Transfer Agent will issue a confirmation number to the AP.

PLEASE NOTE: A PURCHASE ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CANNOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE ORDER CUTOFF TIME APPLICABLE TO THAT ORDER. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY, THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS BY THE ORDER CUTOFF TIME ARE VALID FOR PROCESSING AND, IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE. CALLS THAT ARE PLACED BEFORE THE ORDER CUTOFF TIME BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER THE ORDER CUTOFF TIME WILL NOT BE PROCESSED OR ACCEPTED. INCOMING CALLS RECEIVED AFTER THE APPLICABLE ORDER CUTOFF TIME WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF TRADE CONFIRMATION.

Subject to the conditions that a properly completed telephone Purchase Order has been placed by the AP (either on its own or its customer’s behalf) not later than the applicable Order Cutoff Time, the Distributor will accept the Purchase Order on behalf of the Trust and Distributor and will confirm in writing to the AP that its Purchase Order has been accepted within 45 minutes after the designated Order Cutoff Time (e.g., 4:45 p.m. Eastern Time) on the Business Day the Purchase Order is received. Once the Purchase Order has been approved by the Distributor, the Distributor will sign or time-stamp the order and send the Purchase Order to the Transfer Agent.

3. QUALITY ASSURANCE.

After a confirmation number is issued by the BNYM ETF Order Desk Administrator to the AP, AP will fax a written version of the Purchase Order to the BNYM ETF Order Desk Administrator. Upon receipt, the BNYM ETF Order Desk Administrator should immediately telephone AP if the BNYM ETF Order Desk Administrator believes that the Purchase Order has not been indicated correctly by AP. In addition, the BNYM ETF Order Desk Administrator will telephone the AP within 15 minutes of the call if the Purchase Order form has not been received.

4. REJECTING OR SUSPENDING PURCHASE ORDERS.

The Trust or Distributor reserves the absolute right to reject or revoke acceptance of a Purchase Order if (i) the order is not in proper form as determined by the Trust, the BNYM ETF Order Desk Administrator or Distributor; (ii) the investor(s), upon obtaining the Shares ordered, would own 80% or more of the currently outstanding Shares of the Fund; (iii) the portfolio of Deposit Securities delivered is not as specified by Distributor; (iv) acceptance of the Deposit Securities would have certain adverse tax consequences to the Fund; (v) the acceptance of the Fund Deposit would, in the opinion of counsel, be unlawful; (vi) the acceptance of the Fund Deposit would, in the discretion of the Fund or Investment Manager, have an adverse effect on the Fund or the rights of beneficial owners of a Fund; or (vii) circumstances outside the control of the Trust, Investment Manager, Distributor or Transfer Agent make it impracticable to process a Purchase Order. The Trust or the Distributor shall notify the AP of a rejection or revocation of any Purchase Order. The Trust and Distributor are under no duty, however, to give notification of any defects or irregularities in the delivery of Fund Deposits nor shall either of them incur any liability for the failure to give any such notification.

Except as provided herein, all Purchase Orders for Creation Units of Shares of the Trust are irrevocable by the AP. The Trust acknowledges its agreement to return to the AP or any party for which it is acting any dividend, distribution or other corporate action paid to the Trust in respect of any Deposit Security that is transferred to the Trust that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the AP or any party for which it is acting.

5. CONTRACTUAL SETTLEMENT.

(a) for Domestic Funds

(1) Except as provided below, Deposit Securities must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the Custodian of the Trust on or before the Domestic Contractual Settlement Date (defined below). The AP must also make available on or before the Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares of the Fund. The “Domestic Contractual Settlement Date” is the earlier of (i) date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) trade date plus one (T+1) Business Day. Except as provided in the next two paragraphs, a Creation Unit of Shares of any Fund will be issued concurrently with the transfer of good title to the Trust of the portfolio of Deposit Securities through the NSCC’s Continuous Net Settlement (“CNS”) system and the payment of the Cash Component and the purchase Transaction Fee through CNS.

(a)

The use of CNS, a net settlement system, creates a fungible position in the ETF agent’s DTC account, as such there may not be a one to one relationship between the internal and external records until all Deposit Security Transactions are settled at NSCC.

(2) The Trust reserves the right, in its sole discretion, to accept or require a basket of securities or cash that differs from a basket of Deposit Securities and/or cash published or transacted on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Component to replace any Deposit Security, including, for example, to replace any Deposit Security of a Fund which may not be available in sufficient quantity for delivery or which may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below). The Trust may adjust the Transaction Fee within the parameters described in the Prospectus. The Trust also reserves the right to permit or require the substitution of a cash in lieu amount to be added to the Cash Component to replace any Deposit Security the acquisition of which by the Trust would be prohibited by applicable law or regulation.

(3) Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(4) If the Trust notifies the Distributor and Transfer Agent via the order platform or electronic means that a “cash in lieu” amount will be accepted, the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust which may include any difference between the actual cost to the Trust to acquire an omitted security and the value of the security had the security been delivered in kind. Additional amounts, if any, shall be included in the calculation of the Cash Component to be received. Any excess amounts will be returned to the AP following settlement of the issue of the Creation Unit of Shares.

(5) In the event that a Fund Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust ~~may~~ issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Deposit Securities marked to market daily. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which procedures shall be provided to the AP by the Transfer Agent upon request. The parties hereto further agree that the Fund may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Fund of purchasing such Deposit Securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

(b) For International Funds:

(1) Except as provided below, Deposit Securities must be delivered to an account maintained at the applicable local subcustodian of the Trust on or before the International Contractual Settlement Date (defined below). The AP must also make available on or before the International Contractual Settlement Date, by means satisfactory to the Trust, immediately available or same day funds estimated by the Trust to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase Transaction Fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The “International Contractual Settlement Date” with respect to each International Fund is the earlier of (i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Trust and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2) Except as provided in the next two paragraphs, a Creation Unit of Shares will not be issued until the transfer of good title to the Trust of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase Transaction Fee have been completed. When the subcustodian confirms to Custodian that the required securities included in the Fund Deposit (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the account of the relevant subcustodian, Custodian shall notify Distributor and the Trust will issue and cause the delivery of the Creation Unit of Shares.

(3) The Trust reserves the right, in its sole discretion, to accept a basket of securities or cash that differs from a basket of Deposit Securities and/or cash published or transacted on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount) to replace any Deposit Security. If the Trust notifies the Distributor and Transfer Agent via the order platform or electronic means the AP shall deliver, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust, including any applicable adjustment to the Transaction Fee as allowable by the Prospectus. For T-1 Purchase Orders, the AP will deliver the “cash in lieu” amount on the Business Day following the day the Order was placed (T). For all other orders with respect to the International T-1 Funds, the AP will deliver the “cash in lieu” amount no later than the Business Day following the day the Order was placed. Any excess funds will be returned following settlement of the issue of the Creation Unit of Shares. The issuance of Creation Units of Shares for the International T-1 Funds will occur on the latest day for settlement on the customary settlement cycle in the jurisdictions where the securities of such Funds are traded, notwithstanding the delivery of the Cash Component prior to such date.

(4) In the event that a Fund Deposit is incomplete on the settlement date for a Creation Unit of Shares because certain or all of the Deposit Securities are missing, the Trust may issue a Creation Unit of Shares notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Deposit Securities marked to market daily. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which procedures shall be provided to the AP by Transfer Agent upon request. The parties hereto further agree that the Fund may purchase the missing Deposit Securities at any time and the AP agrees to accept liability for any shortfall between the cost to the Fund of purchasing such Deposit Securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

6. CASH PURCHASES.

When, in the sole discretion of the Trust, cash purchases of Creation Units of Shares are available or specified for a Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the AP must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Fund’s brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the AP must pay a Transaction Fee. The Transaction Fees for in-kind and cash purchases of Creation Units of Shares are described in the Prospectus.

7. CUSTOM BASKETS.

The Trust has developed procedures for creations and redemptions using baskets of securities and/or cash that differ from a basket of Deposit Securities and/or cash published or transacted on a Business Day (a “Custom Basket”). In order for an AP to deliver a Custom Basket in connection with a Purchase Order rather than the basket of Deposit Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, Transfer Agent, Investment Manager or Trust must notify the AP that the Fund would like to effect the purchase through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its Purchase Order and the AP must agree to deliver the Custom Basket in connection with the purchase. On or prior to trade date, the Transfer Agent must notify NSCC of the Deposit Securities to be added to or omitted from the creation basket. For the avoidance of doubt, where an AP submits an order with certain positions marked as cash in lieu, such order is not subject to this provision.

8. SHORT SETTLEMENT TRANSACTIONS.

With respect to short settlement transactions, as may be permitted for certain Funds from time to time, the Trust may assess a cash collateral buffer as a percentage of the total order value. The cash collateral buffer would be added to the Cash Component of the basket. On the Business Day following the trade date of a short settlement transaction, the Trust will calculate the true-up amount and either instruct a return wire to the Authorized Participant with all or a portion of the cash collateral or require additional funds from the Authorized Participant. The Trust requires the true-up amount from the Authorized Participant to be paid the same day.

ANNEX II -- PART B

TO

AUTHORIZED PARTICIPANT AGREEMENT

FOR GUGGENHEIM FUNDS TRUST

PROCEDURES TO PLACE A REDEMPTION ORDER FOR

CREATION UNIT(S) OF SHARES OF ONE OR MORE FUNDS OF

GUGGENHEIM FUNDS TRUST

1. PLACING A REDEMPTION ORDER.

Redemption Orders for Creation Units of Shares may be initiated only on days that the Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund.

The AP submitting a request to redeem shall submit such requests containing the information required to the Transfer Agent in the following manner: (a) by telephone to the Transfer Agent representative followed up with the faxed order form according to the procedures set forth below; (b) through Transfer Agent’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached hereto as Annex VI; or (c) by telephone to the Transfer Agent representative and the Distributor, as applicable, according to the procedures set forth below. The request so transmitted (either in writing, orally or electronic form) is hereinafter referred to as the “Submission” or the “Redemption Order” as applicable, and the Business Day on which a Submission is made is hereinafter referred to as the “Transmittal Date”.

NOTE THAT WHEN THE TELEPHONIC METHOD OF REQUESTING A REDEMPTION IS USED, THE TELEPHONE CALL IN WHICH THE REQUEST NUMBER IS ISSUED INITIATES THE REQUEST PROCESS BUT DOES NOT ALONE CONSTITUTE THE REQUEST. A REQUEST IS ONLY COMPLETED AND PROCESSED UPON RECEIPT OF THE FAXED SUBMISSION.

Redemption Orders for Creation Units of Shares may be initiated only on days that the Exchange is open for trading. Redemption Orders may only be made in whole Creation Units of shares of each Fund. To begin a Redemption Order that is not submitted through the BNYM Interface, the AP must telephone the BNYM ETF Order Desk Administrator at 844-545-1258. This telephone call must be made by an Authorized Person of the AP and answered by the BNYM ETF Order Desk before the closing time of the regular trading session on the Exchange, which is ordinarily 4:00 p.m. Eastern Standard Time (“Order Cutoff Time”). Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), the BNYM ETF Order Desk Administrator will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to a Fund. After the AP has placed the Redemption Order, the BNYM ETF Order Desk Administrator will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by the BNYM ETF Order Desk Administrator. If the AP affirms that the Redemption Order has been taken correctly, the BNYM ETF Order Desk Administrator will issue a confirmation number to the AP which completes the order. All orders may also be placed by the AP via the BNYM ETF Center Interface by the Order Cutoff Time.

Redemption Orders for select funds (T-1 (T minus 1)) Next Day are to be placed after the closing time of the regular trading session on the Exchange, which is ordinarily 4:00 PM Eastern Standard Time, on any Business Day. Such Redemption Orders, if accepted, will receive the next Business Day’s NAV per Creation Unit. The Transfer Agent telephone number for all T-1 orders is 844-545-1261. Upon verifying the authenticity of the AP (as determined by the use of the appropriate PIN), Transfer Agent will request that the AP place the Redemption Order. To do so, the AP must provide the appropriate ticker symbols when referring to each Fund. After the AP has placed the Redemption Order, Transfer Agent will read the Redemption Order back to the AP. The AP then must affirm that the Redemption Order has been taken correctly by Transfer Agent. If the AP affirms that Redemption Order has been taken correctly, Transfer Agent will issue a confirmation number to the AP.

PLEASE NOTE: A REDEMPTION ORDER REQUEST IS NOT COMPLETE UNTIL THE CONFIRMATION NUMBER IS ISSUED BY THE TRANSFER AGENT REPRESENTATIVE. AN ORDER CANNOT BE CANCELED BY THE AP REPRESENTATIVE AFTER THE ORDER CUTOFF TIME APPLICABLE TO THAT ORDER. INCOMING TELEPHONE CALLS ARE QUEUED AND WILL BE HANDLED IN THE SEQUENCE RECEIVED. ACCORDINGLY THE AP SHOULD NOT HANG UP AND REDIAL. CALLS THAT ARE IN PROGRESS BY THE ORDER CUTOFF TIME ARE VALID FOR PROCESSING AND, IF OTHERWISE IN ORDER, WILL BE TAKEN SUBMITTED FOR ACCEPTANCE. PLEASE NOTE THAT “IN PROGRESS” IS DEFINED AS AN AP ACTUALLY SPEAKING WITH A TRANSFER AGENT REPRESENTATIVE. CALLS THAT ARE PLACED BEFORE THE ORDER CUTOFF TIME BUT THAT ARE STILL HOLDING IN QUEUE UNANSWERED AT OR AFTER THE ORDER CUTOFF TIME WILL NOT BE PROCESSED OR ACCEPTED. INCOMING CALLS RECEIVED AFTER THE APPLICABLE ORDER CUTOFF TIME WILL NOT BE ANSWERED. ALL TELEPHONE CALLS WILL BE RECORDED.

2. RECEIPT OF CONFIRMATION.

Subject to the conditions that a duly completed Redemption Order is received by Transfer Agent from the AP on behalf of itself or another redeeming investor by the applicable Order Cutoff Time, the Transfer Agent will accept the Redemption Order on behalf of the Trust and Distributor and will confirm in writing to the AP that its Redemption Order has been accepted within 45 minutes after the designated Order Cutoff Time (e.g., 4:45 p.m. Eastern Time) on the Business Day the Redemption Order is received.

3. QUALITY ASSURANCE.

(a) After a confirmation number is issued by the BNYM ETF Order Desk Administrator to the AP, AP will fax a copy of the Redemption Order to the Transfer Agent. Upon receipt, Transfer Agent should immediately telephone AP if the Transfer Agent believes that the Redemption Order has not been indicated correctly by the AP. In addition, the BNYM ETF Order Desk Administrator will telephone the AP within 15 minutes of the call if the Redemption Order form has not been received.

(b) In the Redemption Order, the AP will be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Trust any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Fund Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates. In the Redemption Order, the AP will also be required to acknowledge its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Trust is entitled to reduce the amount of money or other proceeds due to the AP or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Fund Security that is transferred to the AP or any party for which it is acting that, based on the valuation of such Fund Security at the time of transfer, should be paid to the Fund to which the Redemption Order relates.

4. TAKING DELIVERY OF FUND SECURITIES.

The Fund Securities constituting in-kind redemption proceeds will be delivered to the appropriate account which must be indicated in the AP’s Standing Redemption Instructions. An Authorized Person of the AP may amend the AP’s Standing Redemption Instructions from time to time in writing to the BNYM ETF Order Desk Administrator and the Trust in a form approved by the Trust. A redeeming Beneficial Owner or the AP acting on behalf of such Beneficial Owner must maintain an appropriate securities account at a broker-dealer, bank or other custody arrangements to which account such Fund Securities will be delivered. Redemptions of Shares for Fund Securities will be subject to compliance with applicable United States federal and state securities laws.

5. CONTRACTUAL SETTLEMENT.

(a) For Domestic Funds:

(1) Except as provided below, the Shares of any Domestic Fund must be delivered through the National Securities Clearing Corporation (“NSCC”) to a Depository Trust Company (“DTC”) account maintained at the Fund’s Custodian on or before the Domestic Contractual Settlement Date (defined below). The Trust will make available on the Domestic Contractual Settlement Date, the Cash Amount next determined after acceptance of the Redemption Order, less the applicable purchase Transaction Fee. The “Domestic Contractual Settlement Date” is the date upon which all of the required Shares must be delivered to the Trust and, the Fund Securities, Cash Amount less any fees are delivered by the Trust to the AP (ordinarily trade date plus one (T+1) Business Day). Except as provided in the next two paragraphs, the Fund Securities representing Creation Units of Shares will be issued concurrently with the transfer of good title to the Trust of the required number of Shares through the NSCC’s Continuous Net Settlement (CNS) system and the delivery of the Cash Amount less the purchase Transaction Fee through CNS.

(a)

The use of CNS, a net settlement system, creates a fungible position in the ETF agent’s DTC account, as such there may not be a one to one relationship between the internal and external records until all Fund Security Transactions are settled at NSCC.

(2) The Trust reserves the right, in its sole discretion, to deliver a basket of securities and/or cash that differs from a published or transacted basket of Fund Securities and/or cash on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Amount to replace any Fund Security, including, for example, to replace any Fund Security that may not be eligible for transfer through the CNS Clearing Process, or which may not be eligible for transfer through the systems of DTC and hence not eligible for transfer through the CNS Clearing Process (discussed below). The Trust may adjust the Transaction Fee within the parameters described in the Prospectus. The Trust also reserves the right to permit or require the substitution of a cash in lieu amount to be added to the Cash Amount to replace any Fund Security or any portion of a Fund Security to the extent the Trust is prohibited, at the time of such Redemption Order, from delivering such Fund Security to the AP by applicable law or regulation. Any settlement outside the CNS Clearing Process is subject to additional requirements and fees as discussed in the Prospectus.

(3) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Fund Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Shares marked to market daily. The parties hereto further agree that the Fund may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Fund of purchasing such Shares and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

(b) For International Funds:

(1) Except as provided below, the Shares must be delivered to an account maintained at the Fund’s Custodian on or before the Business Day immediately following the date on which the redemption order was placed. The Trust will also make available on the International Contractual Settlement Date, immediately available or same day funds sufficient to pay the Cash Amount next determined after acceptance of the Redemption Order, less the applicable redemption Transaction Fee (as described in the Prospectus). The “International Contractual Settlement Date” of an International Fund is the earlier of (i) the date upon which all of the Fund Securities are delivered to the AP and (ii) the latest day for settlement on the customary settlement cycle in the jurisdiction(s) where the any of the securities of such International Fund are customarily traded.

(2) Deliveries of redemption proceeds by the Funds generally will be made within three (3) Business Days. Due to the schedule of holidays in certain countries, however, the delivery of in-kind redemption proceeds of International Funds may take longer than three Business Days after the day on which the Redemption Order is placed.

(3) Except as provided in the next two paragraphs, the Fund Securities will not be delivered until the transfer of good title to the Trust of the required Creation Unit(s) of Shares has been completed. When the Custodian confirms that the required Shares (or, when permitted in the sole discretion of the Trust, the cash value thereof) have been delivered to the Fund’s account at such Custodian, the Custodian shall notify Distributor, and the Trust will issue and cause the delivery of the Fund Securities.

(4) The Trust reserves the right, in its sole discretion, to deliver a basket of securities and/or cash that differs from a published or transacted basket of Fund Securities and/or cash on a Business Day, or to permit or require the substitution of an amount of cash (i.e., a “cash in lieu” amount ) to be added to the Cash Amount to replace any Fund Security. If the Trust notifies the Distributor and Transfer Agent via the order platform or electronic means that a “cash in lieu” amount will be delivered, the AP shall receive, on behalf of itself or the party on whose behalf it is acting, the “cash in lieu” amount, with any appropriate adjustments as advised by the Trust, including any applicable adjustment to the Transaction Fee as allowable by the Prospectus. For T-1 Orders and all other orders with respect to the International T-1 Funds, the AP will receive the “cash in lieu” amount on the settlement date of the Creation Unit(s). The issuance of cash for T-1 Orders will occur on the latest day for settlement on the customary settlement cycle in the jurisdictions where the securities of such Funds are traded.

(5) In the event that the number of Shares is insufficient on the settlement date for Creation Unit(s) of Shares, the Trust may deliver the Fund Securities notwithstanding such deficiency in reliance on the undertaking of the AP to deliver the missing Shares as soon as possible, which undertaking shall be secured by the AP’s delivery and maintenance of collateral consisting of cash having a value at least equal to 105% of the value of the missing Shares marked to market daily. The parties hereto agree that the delivery of such collateral shall be made in accordance with the Cash Collateral Settlement Procedures, which procedures shall be provided to the AP by Transfer Agent upon request. The parties hereto further agree that the Fund may purchase the missing Shares at any time and the AP agrees to accept liability for any shortfall between the cost to the Fund of purchasing such Shares and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

6. CASH REDEMPTIONS.

In the event that, in the sole discretion of the Trust, cash redemptions are permitted or required by the Trust, proceeds will be paid to the AP redeeming Shares on behalf of the redeeming investor as soon as practicable after the date of redemption.

7. CUSTOM BASKETS.

The Trust has developed procedures for creations and redemptions using baskets of securities and/or cash that differ from a basket of Fund Securities and/or cash published or transacted on a Business Day (a “Custom Basket”). In order for an AP to receive a Custom Basket in connection with a Redemption Order rather than the basket of Fund Securities published by NSCC together with the Cash Amount, any cash in lieu amounts and any other cash fees, the Distributor, Transfer Agent, Investment Manager or Trust must notify the AP that the Fund would like to effect the redemption through a Custom Basket and identify the contents of the Custom Basket on or prior to the time the AP calls with its Redemption Order and the AP must agree to receive the Custom Basket in connection with the redemption. Prior to trade date, the Transfer Agent must notify NSCC of the Fund Securities in the custom redemption basket. For the avoidance of doubt, where an AP submits an order with certain positions marked as cash in lieu, such order is not subject to this provision.

8. STANDING REDEMPTION INSTRUCTIONS.

Annex V hereto contains the AP’s Standing Redemption Instructions, which includes information identifying the account(s) into which Fund Securities of each Fund and any other redemption proceeds should be delivered by the Trust pursuant to a Redemption Order.